EXHIBIT 23.1
                         Consent of Independent Auditor

CONSENT OF INDEPENDENT AUDITOR

Braverman International, C.P.A (formerly Braverman & Company, C.P.A.) Certified Public Accountant

The Board of Directors
Unitech Energy Corp.

Gentlemen:

This letter will authorize you to include the Audit of your company dated March 3, 2004 in the Annual Report on Form 10-KSB, as amended, to be filed with the Securities and Exchange Commission.


Yours Truly,

/s/ Braverman International, C.P.A.
October 15, 2004